UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

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Subject line: Requires your attention: American Realty Capital New York City REIT, Inc. Annual Meeting and Stockholder Vote

Dear [Client Name],

I am writing to let you know of some changes being made to an investment in your portfolio that require your approval.

The American Realty Capital New York City REIT, Inc. (“NYCR” or the “Company”) Board of Directors (the “Board”) has unanimously recommended that shareholders approve the following three proposals related to charter change amendments:

•	Proposal 2.A – Amendments to Eliminate NASAA REIT Guideline Provisions – Because NYCR’s initial public offering was a non-listed offering it was required to register with the state securities administrators in each state in which it desired to offer securities for sale. In offerings that are subject to their regulation, most states hold real estate investment trusts like NYCR to a set of guidelines developed by the North American Securities Administrators Association (“NASAA Guidelines”). As a result, NYCR’s current charter includes a number of limitations and requirements that are imposed by the NASAA Guidelines that are not typically found in the charters of publicly-traded REITs. Because NYCR stopped raising capital in its primary offering in May 2015 and does not intend to raise additional capital publicly as a non-listed company in the future, it is no longer necessary that the company’s charter conform to the requirements of the NASAA Guidelines. The Board believes that it is important for NYCR, as a Maryland corporation, to adopt a charter which is governed exclusively by the Maryland General Corporation Law (the “MGCL”).

The overall charter amendments would continue to preserve certain shareholder rights in an approach that moves from those provisions that are mandated by the NASAA Guidelines to those which follow best practices provided for under MGCL. The NYCR board would uphold a standard of conduct that is imposed by the MGCL, and would continue to be charged with making decisions deemed to be in the Company’s and shareholders’ best interest.

•	Proposal 2.B – Amendment to Eliminate Duration of the Company Provision – NYCR’s current charter includes provisions related to its duration that may limit the Company’s flexibility in pursuing a liquidity event. The Amended Charter deletes the provisions regarding duration entirely. This does not change the fact that currently the expected timing of a liquidity event remains up to six years after the May 2015 close of the Company’s initial offering.

•	Proposal 2.C – Amendments to Revise Certain Ownership and Transfer Restrictions and Certain Other Corresponding Ministerial Changes – NYCR’s current charter contains certain ownership and transfer restrictions in order to allow it to maintain its REIT qualification under the Internal Revenue Code of 1986. The amended charter revises certain of these restrictions in accord with practices that have evolved in the charters of REITs similar to NYCR and includes certain other corresponding ministerial changes either for clarification purposes or consistency with other provisions in NYCR’s charter resulting from these changes in the ownership and transfer restrictions.

You will receive proxy materials over the coming weeks regarding these proposals and the annual meeting of American Realty Capital New York City REIT stockholders being held on May 31, 2018. I encourage you to review those materials and to vote your shares as early as possible this year. Once you have reviewed the materials please take a few minutes to vote your shares. NYCR has made the following voting methods available this year:

If you have any questions or would like to discuss the proposals further, please don’t hesitate to call me.

Best,

[Advisor name]

405 Park Avenue, New York, NY 10022
T: (212) 415-6500
www.newyorkcityreit.com

Dear American Realty Capital New York City REIT Stockholder,

Your vote is important to the success of our annual stockholder meeting, which will be held on May 31, 2018 and we urge you to vote your shares today.

The enclosed proxy materials provide detailed information about the matters to be acted upon at the annual meeting, including the approval of certain amendments to our charter. We ask that you vote in favor of each of these proposals by returning the enclosed proxy card or, if you have your control number for reference, by using the automated telephone voting line at (800) 690-9603 or voting online at www.proxyvote.com/NYCR. Your vote will help us to hold the meeting as scheduled.

You may contact an Alliance Advisors proxy specialist at 855-976-3323 to discuss your questions about the proposals, to help with voting your shares or to request proxy materials.

Your board, comprised of a majority of independent directors, determined that the charter changes are in the best interest of stockholders because the resulting charter will be consistent with the charters of publicly-traded REITs and will provide the company more flexibility to attract, consider and engage in transactions that benefit the company and our stockholders, including a listing of our shares on a national securities exchange.

As we explain in the enclosed proxy statement, our charter, like the charters of our peer non-traded REITs in the industry, differs from the charters of publicly-listed REITs (which are generally governed by Maryland corporate law or “MGCL”) primarily because we were required to register our IPO with the state securities administrators in each state in which we offered securities in addition to registering our IPO under federal rules. While our capital raise has been completed, our charter still contains provisions that are redundant, or may conflict, with provisions and protections contained in Maryland law. These provisions, therefore, may create ambiguities or uncertainties in interpreting our charter and, in some cases, could affect our ability to operate our business and advance our strategic objectives.

We have organized the proposed charter amendments in three separate proposals for your consideration and ask that you vote in favor of each one:

•	Proposal 2.A – Amendments to Eliminate NASAA REIT Guideline Provisions – Because NYCR’s initial public offering was a non-listed offering it was required to register with the state securities administrators in each state in which it desired to offer securities for sale. In offerings that are subject to their regulation, most states hold real estate investment trusts like NYCR to a set of guidelines developed by the North American Securities Administrators Association (“NASAA Guidelines”). As a result, NYCR’s current charter includes a number of limitations and requirements that are imposed by the NASAA Guidelines that are not typically found in the charters of publicly-traded REITs. Because NYCR stopped raising capital in its primary offering in May 2015 and does not intend to raise additional capital publicly as a non-listed company in the future, it is no longer necessary that the company’s charter conform to the requirements of the NASAA Guidelines. The board believes that it is important for NYCR, as a Maryland corporation, adopt a charter which is governed exclusively by MGCL.

The overall charter amendments would continue to preserve certain shareholder rights in an approach that moves from those provisions that are mandated by the NASAA Guidelines to those which follow best practices provided for under MGCL. The NYCR board would uphold a standard of conduct that is imposed by the MGCL, and would continue to be charged with making decisions deemed to be in the company’s and shareholders’ best interest.

•	Proposal 2.B – Amendment to Eliminate Duration of the Company Provision – NYCR’s current charter includes provisions related to its duration that may limit the company’s flexibility in pursuing a liquidity event. The Amended Charter deletes the provisions regarding duration entirely. This does not change the fact that currently the expected timing of a liquidity event remains up to six years after the May 2015 close of the Company’s initial offering.

•	Proposal 2.C – Amendments to Revise Certain Ownership and Transfer Restrictions and Certain Other Corresponding Ministerial Changes – NYCR’s current charter contains certain ownership and transfer restrictions in order to allow it to maintain its REIT qualification under the Internal Revenue Code of 1986. The amended charter revises certain of these restrictions in accord with practices that have evolved in the charters of REITs similar to NYCR and includes certain other corresponding ministerial changes either for clarification purposes or consistency with other provisions in NYCR’s charter resulting from these changes in the ownership and transfer restrictions.

We encourage you to vote your shares early this year. You may contact an Alliance Advisors proxy specialist at 855-976-3323 to discuss your questions about the proposals, to help with voting your shares or to request proxy materials.

A detailed description of each charter amendment proposal, including a discussion of the reasons for, and the effects of, the proposed charter changes are addressed in our proxy statement. Our board, including all of our independent directors, continues to believe the resulting charter will be similar to those of publicly-traded REITs incorporated in Maryland and will provide us with greater flexibility in implementing our overall business plan and exploring potential strategic opportunities, if and when these opportunities become available. As such, the board has determined that the charter amendment proposals included in the proxy statement are advisable and, therefore, recommends that our stockholders vote “FOR” each of those proposals.

It is always important that stockholders vote. This point becomes even more critical when a higher threshold of votes is required, as is the case with our charter proposals. We ask that each stockholder vote, no matter how small their investment. Every vote matters. A stockholder who votes now will save the company and all stockholders the significant costs that annual proxy solicitation activities bring.

Please contact an Alliance Advisors proxy specialist at 855-976-3323 to discuss your questions about the proposals, for help with voting your shares or to request proxy materials.

If you have any questions or need further information about your options, please feel free to contact NYCR’s Investor Services department at 866-902-0063.

Edward M. Weil, Jr.	Katie Kurtz
Chief Executive Officer, President and Secretary	Chief Financial Officer

Certain statements contained herein may be deemed to be forward-looking statements under federal securities laws. These statements include statements regarding the intent, belief or current expectations of NYCR and members of its management team, as well as the assumptions on which such statements are based. Such statements generally can be identified by our use of words such as “believes,” “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “think,” “continue,” or other similar words. Forward-looking statements speak only as of the date they are made. For a list of the factors that could cause actual results to vary materially from those expressed in these forward-looking statements, see the risks identified in NYCR’s Annual Report on Form 10-K filed with the SEC on March 20, 2018 and its future filings.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Annual Meeting, the Company previously filed its definitive proxy statement with the SEC and made available its definitive proxy statement and proxy card to stockholders on March 20, 2018. Before making any voting decision, you are urged to read the definitive proxy statement and all related proxy materials carefully. Copies of the definitive proxy statement and all other proxy materials are available at www.proxyvote.com/NYCR.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files annual, quarterly, and current reports, proxy statements and other information with the SEC. You can read the Company’s SEC filings, including the Proxy Statement, through the Internet at the SEC’s website at www.sec.gov, or at the Company’s website at www.newyorkcityreit.com. You may also read and copy any document that the Company files with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

American Realty Capital
New York City REIT

Join your fellow shareholders

PLEASE VOTE TODAY.

Your vote is important! Vote by May 30, 2018.

American Realty Capital
New York City REIT

What's inside:

TIME-SENSITIVE INFORMATION ABOUT YOUR INVESTMENTS.

Your vote is important! Vote by May 30, 2018.

The American Realty Capital New York City REIT, Inc. (“NYCR”) annual meeting of stockholders will be held on May 31, 2018. NYCR will mail all stockholders of record who owned as of March 19, 2018 proxy materials over the next week. Your clients will receive an initial set of communications about the annual meeting and the proposals the NYCR board recommends stockholder approve.

Link to Proxy Statement

Below, you will find the copies of the proxy awareness postcards stockholders will receive in the next few days, a letter which will accompany the proxy materials provided for stockholder review. and a letter you may use with your clients to encourage them to vote their shares.

Proxy Awareness Postcards	Stockholder Letter (accompanies Proxy Statement)

We have also developed the following letter template as a service for financial advisors who have asked for a communication that they may use with clients about the annual meeting and the importance of every shareholder’s vote. We are happy to work with you to populate the letter with shareholder name and address information for each of your clients who own NYCR shares. Please contact our Investor Services line at 866-902-0063 for assistance with that initiative.

Lastly, we will be hosting a series of webcasts designed specially to address any questions about the important proposals that we’re asking shareholders to vote on. The first in the series of webcasts will be exclusively for Financial Advisors and will be held next Wednesday, March 28th at 1:00pm Eastern.

Click here to add the webcast to your calendar

Thank you in advance for your support and assistance in encouraging your clients to vote early this year!

Should you have any questions regarding proxy solicitation, please call our Investor Services line at 866-902-0063.

Copyright (C) 2018 AR Global Investments, LLC All rights reserved.

405 Park Avenue, New York, NY 10022 | T: 212-415-6500.

Hi, this is Mike Weil, Executive Chairman, President, and CEO of American Realty Capital New York City REIT, Inc.

Over the next week you will receive an important set of materials from us in the mail.

This information relates to the 2018 American Realty Capital New York City REIT annual stockholder meeting. When you receive it, I ask that you take a moment to review the proxy materials and vote your shares.

The American Realty Capital New York City REIT Board is proposing important charter changes that will give the company the greatest amount of flexibility as it prepares to consider various ways to provide eventual liquidity for the company and its stockholders.

Your support on these matters is greatly appreciated.

As always, you may reach us at (866) 902-0063 to discuss questions about the annual meeting or the company in general.

Thank you in advance for your vote and for being a valued shareholder.